Exhibit 4.2

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FIRST SUPPLEMENTAL INDENTURE


dated as of August 1, 1995


to


TRUST INDENTURE

dated as of August 1, 1995


among


MOBILE ENERGY SERVICES COMPANY, L.L.C.,

MOBILE ENERGY SERVICES HOLDINGS, INC.


and


FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee

Providing for the Issuance of $255,210,000 of First Mortgage Bonds with the
Interest Rate and Stated Maturities Set Forth Herein




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




         FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 1995, to the Trust Indenture, dated as of August 1, 1995 (the "Original Indenture"), among MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), its principal office and mailing address being at 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338, MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation ("Mobile Energy"), its principal office and mailing address being at 900 Ashwood Parkway, Suite 450, Atlanta, Georgia 30338, and FIRST UNION NATIONAL BANK OF GEORGIA, as Trustee (the "Trustee"), its corporate trust office and mailing address being at 999 Peachtree Street, N.E., 11th Floor, Atlanta, Georgia 30309.

                  WHEREAS, the Company, Mobile Energy and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of the Company's Securities (as defined in the Original Indenture) to be issued in one or more series;

                  WHEREAS, Sections 2.1, 2.3 and 11.1 of the Original Indenture provide, among other things, that the Company, Mobile Energy and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any series as permitted by Sections 2.1, 2.3 and 11.1 of the Original Indenture;

                  WHEREAS, the Company and Mobile Energy (i) desire the issuance of a series of Securities to be designated as hereinafter provided and
         (ii) have requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Securities of such series;

                  WHEREAS, all action on the part of the Company and Mobile Energy necessary to authorize the issuance of the Securities of such series under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Securities of such series, when executed by the Company and Mobile Energy and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company and Mobile Energy, and to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the Securities of such series have in all respects been duly authorized, and the Company and Mobile Energy, in the exercise of the legal right and power vested in them, execute this First Supplemental Indenture and propose to create, execute, issue and deliver the Securities of such series.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, the Securities of such series, and in consideration of the acceptance of the Securities of such series by the holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture.

                                   ARTICLE II

                           THE TERMS OF THE SECURITIES

         SECTION 2.1.  Terms of First Mortgage Bonds.

         (a) There is hereby created a series of Securities designated "8.665% First Mortgage Bonds Due 2017" in the aggregate principal amount of $255,210,000. Upon delivery of a Company Order to the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture, the Trustee shall authenticate and deliver the First Mortgage Bonds. Such Company Order shall specify the amount of the First Mortgage Bonds to be authenticated and the date on which such Securities are to be authenticated.

         (b) The First Mortgage Bonds shall be substantially in the form of Schedule A hereto and shall have and be subject to such other terms as provided in the Indenture.

         SECTION 2.2.  Interest, Principal and Maturity Date.

         The First Mortgage Bonds shall bear interest on the unpaid principal amount thereof from time to time Outstanding from the date thereof until such amount is paid in full at the rate of interest set forth in the form thereof attached hereto. The principal amount of the First Mortgage Bonds shall be due and payable as set forth in the form thereof attached hereto.

         Payment of principal of and interest on the First Mortgage Bonds shall be made, if the Company so elects, by check mailed to the Holder at its registered address or otherwise as provided in Section 2.10 of the Original Indenture, except that the final payment of principal of the First Mortgage Bonds shall be made on the due date therefor to the accounts of the Holders thereof as such accounts shall appear in the Security Register, which shall be due and payable as set forth in the form thereof attached hereto. For so long as the First Mortgage Bonds are issued in the form of one or more global First Mortgage Bonds, payment of principal of and interest on the First Mortgage Bonds shall be made in immediately available funds by wire transfer to the clearing corporation or clearing agency acting as depositary for such global First Mortgage Bonds, or a nominee of such clearing corporation or clearing agency. Any Holder of $1,000,000 or more in aggregate principal amount of First Mortgage Bonds may, by delivery of a written notice to the Paying Agent, elect to have all such payments to such Holder made by wire transfer of immediately available funds to a designated account maintained in the United States (so long as the Paying Agent has received proper wire transfer instructions in writing by the Regular Record Date next preceding the date for such payment).

         The First Mortgage Bonds shall mature on the date set forth in the form thereof attached hereto.

         SECTION 2.3.  Redemption.

         (a) Optional Redemption. The Securities are not subject to optional redemption.

         (b) Mandatory Redemption. In accordance with the provisions of Section
6.3 of the Original Indenture, the Securities are subject to extraordinary redemption under certain conditions, on the terms set forth in the Original Indenture.

         SECTION 2.4  Debt Service Reserve Account.

         (a) A Debt Service Reserve Account designated the "First Supplemental Indenture Debt Service Reserve Account" is hereby established and created with the Trustee for the benefit of the Holders of the First Mortgage Bonds.

         (b) The Debt Service Reserve Account Required Balance in respect of the First Supplemental Indenture Debt Service Reserve Account shall be an amount equal to $21,936,000. The First Supplemental Indenture Debt Service Reserve Account shall be funded on the date of original issuance of the First Mortgage Bonds in an amount equal to such Debt Service Reserve Account Required Balance.


                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1.  Execution of Supplemental Indenture.

         This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

         SECTION 3.2.  Concerning the Trustee.

         The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this First Supplemental Indenture, or the due execution hereof by the Company or Mobile Energy, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and Mobile Energy.

         SECTION 3.3.  Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4.  GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE FIRST MORTGAGE BONDS SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

         SECTION 3.5.  Limited Recourse.

         Satisfaction of the obligations of the Company and Mobile Energy (including pursuant to the Guaranty) under the Indenture for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the assets of the Company or (except to the extent provided in the Guaranty) Mobile Energy. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in the Guaranty) or of the stockholders of Mobile Energy, other than their respective interests in the Collateral, if any, (b) any Member (other than Mobile Energy as provided in the Guaranty) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energies Parties and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern) and in the event of any non-performance by either of the Company or Mobile Energy of its obligation to pay the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, no judgment for any deficiency upon the obligations of either of the Company or Mobile Energy under the Indenture, for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Holders, the Trustee or the Collateral Agent against any Member (other than Mobile Energy as provided in the Guaranty) or any

Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern) or of the Company (other than Mobile Energy as provided in Article XIV and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern). Notwithstanding anything in this Section 3.5 to the contrary, (i) satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company, (ii) nothing contained herein or in the Securities shall limit or otherwise prejudice in any way the right of the Trustee, the Collateral Agent or any Holder to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such Person is a party or limit or otherwise prejudice in any way the right of the Holders, the Trustee or the Collateral Agent to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Indenture Securities Collateral granted hereunder or under the Security Documents and
(iii) any limitations of liability herein shall not apply to any Person if and to the extent that such Person commits fraud or willful misrepresentations, including those contained in Officer's Certificates issued from time to time.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunder duly authorized as of the date and year first above written.


    MOBILE ENERGY SERVICES COMPANY,
    L.L.C.



    By:         /s/
          Name:  Christopher J. Kysar
          Title:  Vice President



    MOBILE ENERGY SERVICES HOLDINGS,
    INC.



    By:         /s/
          Name:  Christopher J. Kysar
          Title:  Vice President



    FIRST UNION NATIONAL BANK OF
    GEORGIA, as Trustee



    By:        /s/
          Name:  Doug Milner
          Title:  Assistant Vice President

                                                                  Schedule A


                                 [FORM OF BOND]


[Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer hereof or its agent for registration of transfer, exchange or payment, and any Security of this series issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


                     MOBILE ENERGY SERVICES COMPANY, L.L.C.

                       8.665% First Mortgage Bond Due 2017

                          unconditionally guaranteed by

                      MOBILE ENERGY SERVICES HOLDINGS, INC.

No. R-                                                     CUSIP No. 607358AA6

                   Final Principal
Principal Amount   Payment Date            Issuance Date          Interest Rate

$255,210,000       January 1, 2017        August 24, 1995           8.665%


         MOBILE ENERGY SERVICES COMPANY, L.L.C., a limited liability company duly organized and in good standing under the laws of the State of Alabama (herein called the "Company," which term includes any permitted successor or assign under the Indenture referred to below), for value received, hereby promises to pay to [CEDE & CO.], or its registered assigns, the Principal Amount set forth above, such payment to be made in semi-annual installments on January 1 and July 1 of each year, commencing on January 1, 1996, and ending on the Final Principal Payment Date set forth above (subject to any right of redemption), each such installment to be in an amount equal to the Principal Amount set forth above multiplied by the percentage set forth opposite the date of such installment set forth under the caption "Principal Payment Date" on Annex A attached hereto (provided that the portion of the Principal Amount set forth above remaining unpaid on the Final Principal Payment Date set forth above, together with all interest accrued thereon, shall in any and all cases be due on the Final Principal Payment Date set forth above), and to pay interest on the unpaid portion of the Principal Amount set forth above at the Interest Rate set forth above from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from the Issuance Date set forth above, semi-annually on January 1 and July 1 in each year, commencing on January 1, 1996, until the Principal Amount set forth above is paid in full or payment therefor is duly provided for. Any payment of principal and, to the extent permitted by applicable Law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the Interest Rate set forth above plus two percent (2%). The principal and interest so payable on any payment date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal or interest, which shall be the preceding December 15 and June 15, respectively, provided that interest payable on the Final Principal Payment Date set forth above shall be payable to the person to whom the principal hereof shall be payable. Any such principal or interest


                                  Schedule A-1
not so punctually paid or duly provided for shall forthwith cease to be payable to the person in whose name this Security (or one or more Predecessor Securities) was registered in the Security Register at the close of business on the Regular Record Date therefor, and may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest to be fixed by the Trustee referred to below, notice of which shall be given to the Holder hereof to be mailed not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange (if any) on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. All payments in respect of this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts, in immediately available funds. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period.

         Principal of and interest on this Security payable on the Final Principal Payment Date set forth above shall be paid upon presentation and surrender of this Security at the office of the Paying Agent. Payments of principal of and interest on this Security shall be made, so long as this Security is issued in the form of a global security, in immediately available funds by wire transfer or, if this Security is not held in the form of a global Security, by check mailed on or prior to the date for such payment to the address of the Holder entitled thereto as such address appears on the Security Register; provided, however, that if this security is not held in the form of a global Security, any Holder of $1,000,000 or more in aggregate principal amount of Securities of this series may, by delivery of a written request to the Paying Agent, elect to have all such payments to such Holder made by wire transfer of immediately available funds to a designated account maintained in the United States (so long as the Paying Agent has received proper wire transfer instructions in writing by the Regular Record Date next preceding the date for such payment).

         The provisions of this Security are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until FIRST UNION NATIONAL BANK OF GEORGIA, the Trustee under the Indenture, or its successor thereunder or an Authenticating Agent on behalf thereof, shall have authenticated the form of certificate endorsed hereon or an alternative certificate of authentication provided for in the Indenture.


                                  Schedule A-2

         IN WITNESS WHEREOF, Mobile Energy Services Company, L.L.C. has caused this Security to be signed in its name by its President or Vice President, by the signature or a facsimile thereof, attested by its Assistant Secretary by the signature or a facsimile thereof.


Dated:

                                         MOBILE ENERGY SERVICES COMPANY, L.L.C.



                                          By:
                                          Title:

Attest:


By:
         Assistant Secretary




                      TRUSTEE'S AUTHENTICATION CERTIFICATE

                  This Security is one of the Securities referred to in the within-mentioned Indenture.



                                   FIRST UNION NATIONAL BANK OF GEORGIA,
                                   as Trustee


                                   By
                                             Authorized Trust Officer


                                  Schedule A-3

                                    [REVERSE]

                     MOBILE ENERGY SERVICES COMPANY, L.L.C.

                      8.665% First Mortgage Bonds Due 2017


         This Security is one of an authorized issue of Securities of the Company, known as its 8.665% First Mortgage Bonds Due 2017, to be issued under a Trust Indenture, dated as of August 1, 1995 (the "Original Indenture"), among the Company, Mobile Energy Services Holdings, Inc., an Alabama corporation ("Mobile Energy"), and First Union National Bank of Georgia, as trustee (the "Trustee"). The Original Indenture, as supplemented by the First Supplemental Indenture dated as of August 1, 1995 (the "First Supplemental Indenture"), and as the same may be amended, modified and further supplemented, is hereinafter referred to as the "Indenture." Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned thereto in the Indenture.

         As provided in the Indenture, the aggregate principal amount of Securities that may be issued thereunder is unlimited. The Securities of this series are limited in principal amount as provided in the First Supplemental Indenture.

         All Securities shall be secured equally and ratably with one another (except as to any Debt Service Reserve Account or Sinking Fund established in accordance with the Indenture for the benefit of any particular series). Reference is hereby made to the Indenture for a description of the nature of the Securities and the respective rights of the Holders of Securities and of the Trustee, the Company and Mobile Energy in respect of the Securities and the terms upon which the Securities are to be authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

         The principal of and interest on this Security are payable only from, and secured by, the Indenture Securities Collateral, and all payments of principal and interest shall be made in accordance with the terms of the Indenture.

         The Securities, and the rights of the Holders in respect of the Shared Collateral, are subject to the terms of an Intercreditor and Collateral Agency Agreement, dated as of August 1, 1995 (the "Intercreditor Agreement"), among Bankers Trust (Delaware), as collateral agent, the Trustee (on behalf of the Holders of the Securities), First Union National Bank of Georgia, as trustee (on behalf of the holders of the securities issued under an Amended and Restated Trust Indenture, dated as of August 1, 1995, with The Industrial Development Board of the City of Mobile, Alabama), Banque Paribas, as the Working Capital Provider, such Industrial Development Board, the Company and Mobile Energy, to which reference is hereby made.

         As provided in Section 6.3(b) of the Indenture, all Outstanding Securities shall be subject to redemption in whole prior to the Final Principal Payment Date set forth on the face of this Security at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest thereon, if any, to the Redemption Date, if an Event of Loss or an Event of Eminent Domain shall occur and, subject to the terms of the Intercreditor Agreement, the Energy Complex is not rebuilt, repaired, restored or replaced.

         Pursuant to Section 6.3(c) of the Indenture, the Outstanding Securities shall be subject to partial redemption, ratably among, and by lot within, all outstanding series and maturities, prior to the Final Principal Payment Date set forth on the face of this Security at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest


                                  Schedule A-4
thereon, if any, to the Redemption Date, if (i) an Event of Loss or an Event of Eminent Domain shall occur, to the extent of any Excess Loss Proceeds and provided, subject to certain exceptions, that such Excess Loss Proceeds exceed $3,000,000, and (ii) the Energy Complex or a portion thereof is rebuilt, repaired, restored or replaced. The aggregate amount of Securities to be so redeemed will equal, subject to certain exceptions, the amount made available to the Trustee for such purpose pursuant to the Intercreditor Agreement, which will equal the ratable share of the Securities of this series (based upon the principal amount of Securities and Tax-Exempt Indenture Securities then Outstanding and the Working Capital Facility Commitment under the Working Capital Facility, as further described in the Intercreditor Agreement) of the amount by which all of the Loss Proceeds in respect of such Event of Loss or Event of Eminent Domain exceeds the total cost of rebuilding, repairing, restoring or replacing the Energy Complex.

         Securities of this series are not subject to optional redemption prior to the Final Principal Payment Date set forth on the face of this Security.

         Notice of any redemption of Securities will be given at least thirty
(30) but not more than sixty (60) days prior to the Redemption Date.

         The Indenture contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and Mobile Energy with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver or direction shall be conclusive and binding upon the Holder, and all future Holders, of this Security and of any Security issued upon the transfer hereof whether or not citation of such consent or waiver is made upon this Security.

         As more fully described therein, the Indenture permits, with certain exceptions, the amendment thereof and the rights and obligations of the Company and Mobile Energy and the rights of the Holders of the Securities under the Indenture at any time by the Company and Mobile Energy with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding and, in certain cases, without any consent or other action by Holders of the Securities.

         The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence and during the continuance of an Event of Default as provided in the Indenture.

         The Securities of this series are issuable only as registered bonds without coupons in denominations having an original face amount of $100,000 and integral multiples of $5,000 in excess thereof. This Security is transferable as prescribed in the Indenture by the registered owner hereof, in person or by attorney duly authorized, at an office or agency of the Trustee, upon surrender and cancellation of this Security and thereupon a new registered Security or Securities of the same series for a like principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee shall deem and treat the Person in whose name this Security is registered as the absolute owner for the purpose of receiving payment of or on account of the principal due hereof and interest due hereon and for all other purposes. Registered Securities of this series shall be exchangeable at such offices or agencies of the Trustee for registered Securities of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. No service charge shall be required of any Holder in connection with any transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Notwithstanding any provision of the Indenture, neither the Company nor the Trustee shall be required to register the transfer of or exchange of any Securities of this


                                  Schedule A-5
series during the period (i) beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Securities of this series under the Indenture and ending on the close of business on the day of such mailing and (ii) beginning on the Regular Record Date for the Stated Maturity of principal of or interest on the Securities of this series and ending on the Stated Maturity of such payment, or to register the transfer or exchange any Securities of this series so selected for redemption in whole or in part, except the unredeemed portion of any Security of this series selected for redemption in part. The Holder hereof, by the acceptance of this Security, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.16 of the Indenture.

         This Security is a global security within the meaning of the Indenture and is registered in the name of a depositary or its nominee with respect to the Securities of this series. This Security is exchangeable for other Securities of this series registered in the name of a Person other than such depositary or its nominee only if (i) the Company advises the Trustee in writing that such depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Securities of this series and is unable to locate a qualified successor, (ii) the Company, at its option elects to terminate the book-entry system through such depositary with respect to the Securities of this series and (iii) after the occurrence of an Event of Default, beneficial owners of the Securities of this series holding interests representing an aggregate principal amount of the Securities of this series of not less than a majority in principal amount of the Securities of this series represented by this global security advise the Trustee through such depositary in writing that the continuation of a book-entry system through such depositary (or any successor thereto) with respect to the Securities of this series is no longer in such beneficial owners' best interest.

         THIS SECURITY SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-
1401).

         Satisfaction of the obligations of the Company and Mobile Energy (including pursuant to the Guaranty) under this Security for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the assets of the Company or (except to the extent provided in the Guaranty) Mobile Energy. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in the Guaranty) or of the stockholders of Mobile Energy, other than their respective interests in the Indenture Securities Collateral, if any, (b) any Member (other than Mobile Energy as provided in the Guaranty) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than Mobile Energy and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern) and in the event of any non-performance by either of the Company or Mobile Energy of its obligation to pay the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, no judgment for any deficiency upon the obligations of either of the Company or Mobile Energy under this Security, for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Holders, the Trustee or the Collateral Agent against any Member (other than Mobile Energy as provided in the Guaranty), or any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern). Notwithstanding anything in this Security to the contrary, (i) satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing


                                  Schedule A-6

Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company, (ii) nothing contained herein or in the Securities shall limit or otherwise prejudice in any way the right of the Trustee, the Collateral Agent or any Holder to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such person is a party or limit or otherwise prejudice in any way the right of the Holders, the Trustee or the Collateral Agent to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Indenture Securities Collateral granted hereunder or under the Security Documents and
(iii) any limitations of liability herein shall not apply to any Person if and to the extent that such Person commits fraud or willful misrepresentations, including those contained in Officer's Certificates issued from time to time.





                                  Schedule A-7

                                    GUARANTY

         For value received, Mobile Energy hereby guarantees to the Holder of this Security upon which this Guaranty is endorsed and to the Trustee for its own benefit and the benefit of the Holders from time to time the due and punctual payment, observance and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due hereunder, and agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand.

         Mobile Energy's obligations above (i) are absolute and unconditional,
(ii) are unlimited in amount (except as provided in Article XIV of the Indenture), (iii) constitute a guaranty of payment and performance and not a guaranty of collection, (iv) are as primary obligor and not as a surety only,
(v) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Guaranteed Obligations and (vi) shall be irrevocable.

         The obligations of Mobile Energy under this Guaranty shall continue in full force and effect until the payment, observance and performance in full of the Guaranteed Obligations. The rights and obligations of Mobile Energy and the Trustee shall survive the repayment in full of all principal of and interest on the Securities.

         This Guaranty is given for the benefit of the Trustee and, subject to the terms and conditions set forth herein, the Holders from time to time of the Securities of this series, all of whom shall be entitled in the same manner as set forth herein to enforce performance and observance of this Guaranty.

         Reference is made to Article XIV of the Indenture for further provisions with respect to this Guaranty.

         THIS GUARANTY SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-
1401).




                                  Schedule A-8

         IN WITNESS WHEREOF, Mobile Energy Services Holdings, Inc. has caused this Guaranty to be signed in its name by its President or Vice President, by the signature or a facsimile thereof, attested by its Secretary, by the signature or a facsimile thereof.



Dated:

                                         MOBILE ENERGY SERVICES
                                         HOLDINGS, INC.


                                         By:

                                         Title:
Attest:


By:




                                  Schedule A-9

                                  ABBREVIATIONS


         The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM           --       as tenants in common
                  TEN ENT           --       as tenants by the entireties
                  JT TEN            --       as joint tenants with right of
                                             survivorship and not as tenants in
                                             common


                                            UNIF GIFT MIN ACT___________________
                                                  (Cust)           (Minor)

                                               under Uniform Gift to Minors Act

                                        ---------------------------------------
                                                                       (State)


                Additional abbreviations may also be used though
                              not in the above list

                                                 -----------------


                                  Schedule A-10

               FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Social Security Number or Other
Identifying Number of Assignee







                  (Please print or typewrite name and address,
                         including zip code of Assignee)

the written Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated:






NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


                                  Schedule A-11

                                                                      Annex A
Principal Payment   Percentage of Principal
Date                Amount Payable



January 1, 1996     0.93256533835%


July 1, 1996        1.37729712785%


January 1, 1997     1.37729712785%


July 1, 1997        1.50268406410%


January 1, 1998     1.50268406410%


July 1, 1998        1.58692841189%


January 1, 1999     1.58692841189%


July 1, 1999        1.68096861408%


January 1, 2000     1.68096861408%


July 1, 2000        1.78284549978%


January 1, 2001     1.78284549978%


July 1, 2001        1.87492653109%


January 1, 2002     1.87492653109%


July 1, 2002        1.92390580306%


January 1, 2003     1.92390580306%


July 1, 2003        2.00619097997%


January 1, 2004     2.00619097997%


July 1, 2004        2.05321108107%


January 1, 2005     2.05321108107%


July 1, 2005        2.15312879589%


January 1, 2006     2.15312879589%


July 1, 2006        2.26480153598%


January 1, 2007     2.26480153598%


July 1, 2007        2.38627013048%


January 1, 2008     2.38627013048%


July 1, 2008        2.52341209200%


January 1, 2009     2.52341209200%


July 1, 2009        2.67230907879%


January 1, 2010     2.67230907879%


July 1, 2010        2.83883860350%


January 1, 2011     2.83883860350%


July 1, 2011        3.02104149523%


January 1, 2012     3.02104149523%


July 1, 2012        3.22087692488%


January 1, 2013     3.22087692488%


July 1, 2013        3.44030406332%


January 1, 2014     3.44030406332%


July 1, 2014        3.71458798636%


January 1, 2015     3.71458798636%


July 1, 2015        3.98103522589%


January 1, 2016     3.98103522589%


July 1, 2016        1.52815328552%


January 1, 2017     1.52815328552%




                                     Schedule A-12